UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2007

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52385	90-0181035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16005 LOS GATOS BOULEVARD LOS GATOS, CALIFORNIA		95032
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (408) 395-7774

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 13, 2007, Akeena Solar, Inc. (the “Registrant”) issued a press release announcing financial results and certain other information related to the quarter ended September 30, 2007. A copy of the press release is attached as Exhibit 99.1 hereto (the “Press Release”).

In conjunction with the issuance of the Press Release, the Registrant conducted a conference call with investors and financial analysts on November 13, 2007 to discuss the financial results for the quarter ended September 30, 2007 and other information relating to the Registrant’s business. A copy of the transcript of the conference call is attached as Exhibit 99.2 hereto (the “Transcript”).

The information in this section, including the information contained in the Press Release and the Transcript attached as Exhibit 99.1 and Exhibit 99.2, respectively, is being furnished pursuant to this Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1
Press Release regarding the third quarter 2007 financial results and certain other information, issued by the Registrant regarding the quarter and nine months ended September 30, 2007 (furnished herewith).

99.2	Transcript of conference call with investors and analysts occurring on November 13, 2007 (furnished herewith).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Akeena Solar, Inc.

By:	/s/ Gary Effren
Gary Effren
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1
Press Release regarding the third quarter 2007 financial results and certain other information, issued by the Registrant regarding the quarter and nine months ended September 30, 2007 (furnished herewith).

99.2	Transcript of conference call with investors and analysts occurring on November 13, 2007 (furnished herewith).